As filed with the Securities and Exchange Commission on October 27, 1995

                                            Registration No. 33-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ______________________

                             CYANOTECH CORPORATION
             (Exact name of registrant as specified in its charter)

               Nevada                                       91-1206026
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)

                          P.O. Box 4384, Keahole Point
                           Kailua-Kona, Hawaii  96745
                    (Address of principal executive offices)
                             ______________________

                             CYANOTECH CORPORATION
                             1995 STOCK OPTION PLAN
                              (Full title of Plan)
                             ______________________

                                RONALD P. SCOTT
               Executive Vice President, Finance & Administration
                   73-4460 Queen Kaahumanu Highway, Suite 102
                           Kailua-Kona, Hawaii  96740
                    (Name and address of agent for service)

                                1-(808) 326-1353
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             E. LAURENCE GAY, ESQ.
                       Goodsill Anderson, Quinn & Stifel
                                 P.O. Box 3196
                            Honolulu, Hawaii  96801
                             ______________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================
Title of             Amount     Proposed Maximum    Proposed Maximum     Amount of
Securities to        to be       Offering Price    Aggregate Offering   Registration
be Registered      Registered    Per Unit/(1)/         Price/(1)/         Fee/(1)/
------------------------------------------------------------------------------------
Common Stock
($.005 par
value)..........      400,000        $7.375            $2,950,000        $1,017.25
                      shares
====================================================================================

/(1)/ Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) based on the last price on October 24, 1995 as reported in the NASDAQ Small-Cap Issues List.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


I.   PLAN INFORMATION.*

II.  REGISTRANT INFORMATION.*

_______________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


III. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents filed by Cyanotech Corporation (the "Company") (File No. 0-146-02) with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference: (1) The Company's Annual Report on Form 10-KSB for the year ended March 31, 1995; (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1995; (3) The Company's Proxy Statement, dated June 26, 1995 filed pursuant to Section 14 of the Exchange Act in connection with the Company's 1995 Annual Meeting of Stockholders; (4) The description of the Common Stock filed under Section 12 of the Exchange Act, and in past and future amendments thereto and in those portions of periodic reports filed under the Exchange Act for the purpose of updating such description; and
(5) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

          Any statement contained in this Registration Statement or in any document incorporated herein by reference (each referred to as an "Incorporated Document") shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in this Registration Statement or any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.


IV.  DESCRIPTION OF SECURITIES.

          Not applicable.


V.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

VI.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The By-Laws of the Company provide that the Company shall indemnify each person who is or was an officer, director, agent, or employee of the corporation and each person who, while an officer or director, has served or is now serving at the request of the corporation as an officer, director, partner, trustee, employee, or agent of an employee benefit plan or of another domestic or foreign corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted under Section 78.751 of the Nevada Revised Statutes, as amended from time to time.


VII. EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


VIII.  EXHIBITS.

          * 4(a)    Restated Articles of Incorporation of Cyanotech Corporation

          * 4(b)    By-Laws of Cyanotech Corporation (Amended)

            4(c)    1995 Stock Option Plan

            5       Opinion of Woodburn and Wedge

           24(a)    Consent of KPMG Peat Marwick LLP

           24(b)    Consent of Woodburn and Wedge, included in Exhibit 5

______________

* Previously filed as Exhibit 3.3 to Form 10-Q, March 31, 1991, and incorporated herein by this reference.

** Previously filed as Exhibit 3.2 to Form 10-K, December 31, 1989, and incorporated herein by this reference.


IX.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement;

          (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in this Registration Statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kailua-Kona, County of Hawaii, State of Hawaii, on the 27th day of September, 1995.


                                             By: /s/ Gerald R. Cysewski
                                                 ----------------------
                                                     Gerald R. Cysewski
                                                     Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                     Title                  Date
      ---------                     -----                  ----

                            Chairman of the Board,
                            President and Chief
                            Executive Officer
                            (Principal Executive
/s/ Gerald R. Cysewski      Officer) and Director   September 27, 1995
-------------------------
GERALD R. CYSEWSKI

                            Executive Vice
                            President, Finance and
                            Administration
                            (Principal Financial
/s/ Ronald P. Scott         and Accounting Officer)  September 27, 1995
-------------------------
RONALD P. SCOTT


/s/ Eva R. Reichl           Director                 September 25, 1995
-------------------------
EVA R. REICHL


/s/ Paul C. Yuen            Director                 September 25, 1995
-------------------------
PAUL C. YUEN


/s/ John T. Ushijima        Director                 September 25, 1995
-------------------------
JOHN T. USHIJIMA